QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

    / / Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /x/ Definitive Proxy Statement

    / / Definitive Additional Materials

    / / Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

bebe stores, inc.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

/x/ No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    / / (1) Title of each class of securities to which transaction applies:

    / / (2) Aggregate number of securities to which transaction applies:

    / / (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

    / / (4) Proposed maximum aggregate value of transaction:

    / / (5) Total fee paid:

    Fee paid previously with preliminary materials.

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    / / (1) Amount previously paid:

    / / (2) Form, Schedule or Registration No.:

    / / (3) Filing Party:

    / / (4) Date Filed:

380 Valley Drive
Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 20, 2001

Dear Shareholder:

    You are invited to attend the Annual Meeting of Shareholders of bebe stores, inc., a California corporation (the "Company"), which will be held on November 20, 2001, at 9:30 a.m. local time, at the Company's Main Conference Room located at 380 Valley Drive, Brisbane, California for the following purposes:

  1.
  To elect five (5) directors of the Company to hold office for a one-year term and until their respective successors are elected and qualified.

  2.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

  3.
  To transact such other business as may come properly before the meeting.

    Shareholders of record at the close of business on October 10, 2001, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company.

By Order of the Board of Directors,

Manny Mashouf Chairman of the Board of Directors and Chief Executive Officer

Brisbane, California
October 25, 2001

380 Valley Drive
Brisbane, California 94005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

    The accompanying proxy is solicited by the Board of Directors of bebe stores, inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 20, 2001, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is October 25, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL INFORMATION

Annual Report

    An annual report on Form 10-K for the fiscal year ended June 30, 2001, is enclosed with this Proxy Statement.

Voting Securities

    Only shareholders of record as of the close of business on October 10, 2001 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 25,317,265 shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

Solicitation of Proxies

    The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivery to the General Counsel of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of September 1, 2001, with respect to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below and (iv) all executive officers and directors of the Company as a group:

	Shares Owned (1)
Name and Address of Beneficial Owners	Number of Shares	Percentage of Class
Manny Mashouf (2)	20,836,088	82.30%
Barbara Bass (3)	157,250	*
Corrado Federico (4)	147,250	*
Neda Mashouf (5)	20,836,088	82.30%
Philip Schlein	0	*
George Arvan (6)	122,860	*
Blair Lambert (7)	103,598	*
John Parros (8)	200,000	*
Lilliemae Stephens (9)	95,541	*
All directors and executive officers as a group (9 persons) (10)	21,662,587	82.90%

*
Less than 1%
(1)
Number of shares beneficially owned and the percentage of shares beneficially owned are based on 25,317,265 shares outstanding as of September 1, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Options granted under the Company's 1997 Stock Plan, as amended, are immediately exercisable subject to vesting and the Company's right of repurchase under certain circumstances. Shares of Common Stock subject to options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)
Mr. Mashouf's address is c/o bebe stores, inc., 380 Valley Drive, Brisbane, California 94005. Includes 111,390 shares held by trusts for Mr. Mashouf's children, as to which shares Mr. Mashouf disclaims beneficial ownership. Mr. Mashouf is the Chairman and Chief Executive Officer of the Company.
(3)
Represents 157,250 shares subject to immediately exercisable options.
(4)
Represents 147,250 shares subject to immediately exercisable options.
(5)
Consists of shares of which Ms. Mashouf disclaims beneficial ownership, held by Mr. Mashouf, Ms. Mashouf's husband, and 131,390 shares held by trusts for Mr. Mashouf's children.
(6)
Includes 121,900 shares subject to immediately exercisable options, of which 75,581 would not be vested within 60 days of September 1, 2001, and therefore subject to the Company's right of repurchase under certain circumstances.
(7)
Includes 91,500 shares subject to immediately exercisable options, of which 76,668 would not be vested within 60 days of September 1, 2001, and therefore subject to the Company's right of repurchase under certain circumstances. Mr. Lambert retired from the Company effective October 4, 2001.
(8)
Represents 200,000 shares subject to immediately exercisable options, of which 197,500 would not be vested within 60 days of September 1, 2001, and therefore subject to the Company's right of repurchase under certain circumstances.
(9)
Includes 95,000 shares subject to immediately exercisable options, of which 60,002 would not be vested within 60 days of September 1, 2001, and therefore subject to the Company's right of repurchase under certain circumstances.
(10)
Includes an aggregate of 812,900 shares subject to immediately exercisable options held by the directors and officers, of which 409,751 would not be vested within 60 days of September 1, 2001, and therefore subject to the Company's right of repurchase under certain circumstances. Also includes 111,390 shares held by trusts for Mr. Mashouf's children, as to which shares Mr. and Ms. Mashouf disclaim beneficial ownership.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of five directors. Management's nominees for election at the Annual Meeting of Shareholders to the Board of Directors are listed below. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 2002, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate.

Director-Nominees

    The table below sets forth for the Company's director-nominees to be elected at this meeting, and information concerning their age and background:

Name	Age	Position
Manny Mashouf	63	Chairman and Chief Executive Officer
Neda Mashouf	38	Director and Merchandising Advisor
Barbara Bass*	50	Director
Corrado Federico*	60	Director
Philip Schlein*	67	Director

*
Member, Audit Committee and Compensation Committee

    Manny Mashouf founded the Company and has served as Chairman and Chief Executive Officer of the Company since the Company's incorporation in 1976. Mr. Mashouf is the husband of Neda Mashouf, a Director of the Company.

    Neda Mashouf has served as a Director of the Company since September 1984 and has been employed by the Company since 1984, most recently as Merchandising Advisor. Ms. Mashouf is the wife of Manny Mashouf, the Chairman and Chief Executive Officer of the Company.

    Barbara Bass has served as a Director of the Company since February 1997. Since 1993, Ms. Bass has served as the President of the Gerson Bakar Foundation. From 1989 to 1992, Ms. Bass served as President and Chief Executive Officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc., a department store chain. Ms. Bass also serves on the Board of Directors of Starbucks Corporation, DFS Group Limited and The Bombay Company, Inc.

    Corrado Federico has served as a Director of the Company since November 1996. Mr. Federico is President of Solaris Properties and has served as the President of Corado, Inc., a land development firm since 1991. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit de Corp. Mr. Federico also serves on the Board of Directors of Hot Topic, Inc.

    Philip Schlein has served as a Director of the Company since December 1996. Since April 1985, Mr. Schlein has been a general partner of U.S. Venture Partners, a venture capital firm specializing in retail and consumer products companies. From January 1974 to January 1985, Mr. Schlein served as President and Chief Executive Officer of Macy's California, a division of R. H. Macy & Co, Inc., a department store chain. Mr. Schlein also serves on the Board of Directors of QRS Corporation.

Board Meetings and Committees

    During the fiscal year ended June 30, 2001, the Board of Directors held eight (8) meetings. Each director serving on the Board of Directors in fiscal year 2001 attended at least 75% of such meetings of the Board of Directors and the Committees on which he or she serves.

    The Audit Committee, which consists of all of the non-employee directors, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's control functions and reviews the Company's investment policy. During the fiscal year ended June 30, 2001, the Audit Committee held five (5) meetings.

    The Compensation Committee, which consists of all of the non-employee directors, makes recommendations to the Board of Directors concerning certain salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee also administers the Company's 1997 Stock Plan. During the fiscal year ended June 30, 2001, the Compensation Committee held one (1) meeting. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

Vote Required and Board of Directors' Recommendation

    If a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, the five nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 2002. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information for the fiscal years ended June 30, 2001, 2000 and 1999 concerning the compensation of the Chief Executive Officer of the Company and the four other executive officers of the Company as of June 30, 2001 whose total salary and bonus for the year ended June 30, 2001 exceeded $100,000 for services in all capacities to the Company and its subsidiaries (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long Term Compensation
	Annual Compensation					Awards
Name and Principal Position						Securities Underlying Options	All Other Compensation
	Year	Salary		Bonus(1)
Manny Mashouf Chief Executive Officer	2001 2000 1999	$500,000 534,691 514,533		$0 0 150,000		— — —	$30,720 56,424 60,872	(2) (3) (4)
George Arvan Vice President of Production	2001 2000 1999	$225,662 194,281 157,623		$51,345 50,000 47,223		50,000 20,000 —	$1,946 1,454 —	(5) (5)
Blair Lambert Chief Financial Officer	2001 2000 1999	$223,077 206,306 180,000		$50,192 50,000 53,826		100,000 — —	$1,671 2,473 1,955	(5) (5) (5)
John Parros President and Chief Operating Officer	2001 2000 1999	$215,680 — —	(6)	$107,840 — —	(7)	150,000 — —	$60,502 — —	(8)
Lilliemae Stephens Vice President, General Counsel and Corporate Secretary	2001 2000 1999	$199,347 141,375 37,692	(9)	$40,303 20,000 8,530		— 50,000 45,000	$1,062 — —	(5)

(1)
Except for bonuses paid in fiscal 2000 and as disclosed in Footnote 7 below, bonuses are based on the Company's Profit Sharing Plan (the "Profit Sharing Plan"). See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

(2)
Represents a $2,100 matching contribution to 401(k) contributions and $28,620 in life insurance premiums.

(3)
Represents a $2,000 matching contribution to 401(k) contributions and $54,424 in life insurance premiums.

(4)
Represents a $2,000 matching contribution to 401(k) contributions, $141 of imputed interest on loans by the Company to Mr. Mashouf and $58,731 in life insurance premiums.

(5)
Represents a matching contribution to 401(k) contributions.

(6)
Mr. Parros joined the Company in November 2000.

(7)
Represents a guaranteed bonus paid pursuant to an Employee Agreement between Mr. Parros and the Company. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

(8)
Represents relocation expenses.

(9)
Ms. Stephens joined the Company in January 1999.

    The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended June 30, 2001, to the Named Executive Officers. These options are immediately exercisable but, except as otherwise noted, vest over a four-year period from the date of grant.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants in Fiscal 2001			Potential realized value at assumed annual rates of stock price appreciation for option term(3)
	Number of securities underlying options granted (#)(1)	Percent of total options granted to employees in fiscal year(2)
Name			Exercise or base price ($/sh)	Expiration date	5%($)	10%($)
Manny Mashouf	0	—	—	—	—	—
George Arvan	50,000	4.53%	$9.97	08/01/2010	$313,504	$794,481
Blair Lambert	100,000	9.06%	$9.97	08/01/2010	$627,008	$1,588,961
John Parros	150,000	13.59%	$15.50	11/20/2010	$1,462,180	$3,705,451
Lilliemae Stephens	0	—	—	—	—	—

(1)
These options were granted under the Stock Plan. The options granted are immediately exercisable, but are subject to repurchase in the event that the optionee's employment with the Company ceases for any reason. For each employee's first option grant, the Company's right of repurchase generally lapses over a four-year period, as to 1/5th of the shares one year from the grant date, 1/60th of the shares in each of the successive twelve months and 1/40th of the shares in each of the successive 24 months with full lapse of the repurchase option occurring on the fourth anniversary date. For each employee's subsequent option grant(s), the Company's right of repurchase generally lapses over a four-year period, with 1/60th of the shares vesting monthly during the first two years from the date of grant and 1/40th of the shares vesting monthly during the third and forth years from the date of grant. The options have a 10-year term, subject to earlier termination in certain situations related to termination of employment.

(2)
Based on a total of 1,103,500 options granted to all employees, consultants and directors during fiscal 2001.

(3)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

    The following table provides the specified information concerning options to purchase Common Stock that were exercised in the fiscal year ended June 30, 2001 by the Named Executive Officers. The following table also provides the specified information concerning unexercised options held as of June 30, 2001, by the Named Executive Officers:

AGGREGATED OPTION EXERCISES IN FISCAL 2001
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at June 30, 2000		Value of Unexercised In-The-Money Options at June 30, 2001($)(1)
Name	Shares acquired on exercise(#)	Value Realized ($)
			Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
Manny Mashouf	—	—	—	—	—	—
George Arvan	25,000	$525,750	111,900	—	$2,302,769	—
Blair Lambert	60,000	$1,508,900	111,500	—	$2,315,985	—
John Parros	0	$0	150,000	—	$2,049,000	—
Lilliemae Stephens	0	$0	95,000	—	$1,316,350	—

(1)
Calculated by determining the difference between the fair market value of the securities underlying the option at June 29, 2001 of $29.16, the closing price as reported by the Nasdaq National Market, and the exercise price of the Named Executive Officer's option.

(2)
Under the 1997 Stock Plan, options granted are immediately exercisable subject to vesting and the Company's right of repurchase under certain circumstances. For each employee's first option grant, the Company's right of repurchase generally lapses over a four-year period, as to 1/5th of the shares one year from the grant date, 1/60th of the shares in each of the successive twelve months and 1/40th of the shares in each of the successive 24 months with full lapse of the repurchase option occurring on the fourth anniversary date. For each employee's subsequent option grant(s), the Company's right of repurchase generally lapses over a four-year period, with 1/60th of the shares vesting monthly during the first two years from the date of grant and 1/40th of the shares vesting monthly during the third and forth years from the date of grant. See also "CHANGE IN CONTROL ARRANGEMENTS."

Change in Control Arrangements

    In the event of a Change of Control (as defined in the 1997 Stock Plan), options granted to Mr. Lambert and certain options of Ms. Stephens shall accelerate and become fully vested, and the Company's right to repurchase shall lapse. As for all other options granted under the 1997 Stock Plan, in the event of a Change of Control, such options shall become exercisable in full if (i) the Company is subject to a Change in Control, (ii) such options do not remain outstanding, (iii) such options are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such options.

Director Compensation

    In the past, the Company's non-employee directors were paid a fee of $500 for each meeting of the Board of Directors that they attended. Each non-employee director also received a one-time grant of options to purchase 212,250 shares of Common Stock at an exercise price of $1.77 per share. Effective as of Fiscal 2002, non-employee directors will be paid a fee of $1,000 for each meeting of the Board of Directors that they attend and will receive an annual grant of options to purchase 10,000 shares of Common Stock. The Company also reimburses all directors for their expenses incurred in attending such meetings.

Compensation Committee Interlocks and Insider Participation

    During the last fiscal year, executive compensation was administered by the Compensation Committee comprised of three outside directors of the Board of Directors, Ms. Bass, Mr. Federico and Mr. Schlein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with and filed in a timely matter, except for Form 4's filed for Messrs. Arvan, Parros and Mashouf and Form 5's filed for all officers and non-employee directors.

COMPARISON OF SHAREHOLDER RETURN

    The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock with (i) Standard & Poor's 500 Stock Index ("S&P 500") and (ii) the Standard & Poor's Textile/Apparel Index ("S&P Textile Index") from June 17, 1998 to June 30, 2001. The graph assumes an initial investment of $100 and reinvestment of dividends.1 The graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return of June 17, 1998 to June 30, 2001

	06/17/98	06/30/98	06/30/99	6/30/00	6/29/01
S&P Textile Index	$100	$101	$68	$47	$64
S&P500	$100	$102	$124	$131	$111
bebe stores, inc.	$100	$120	$309	$76	$265

(1)
No dividends have been declared on the Company's Common Stock.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors for fiscal 2001 consisted of the three non-employee directors of the Company, Ms. Bass, Mr. Federico and Mr. Schlein.

    The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company, by offering compensation which is competitive in the retail apparel industry for companies of the Company's size, to motivate executives to achieve the Company's business objectives and to reward them for their achievements. The Company generally uses salary, incentive compensation and stock options to meet these goals.

    As of June 30, 2001, Messrs. Mashouf, Arvan, Lambert and Parros, and Ms. Stephens were the executive officers of the Company.

Salary

    Salaries are set by the Compensation Committee for each executive officer, including the Chief Executive Officer, within the range of salary for similar positions in other companies of similar size in retail apparel industry, based on a number of available published surveys, which do not specifically identify companies, as adjusted for the Company's projected revenue levels and regional salary differences. Salaries generally are targeted at the median of salaries among comparable companies, although the salaries also are adjusted based on each officer's experience, tenure and prior performance. In preparing the performance graph set forth in the section entitled "COMPARISON OF SHAREHOLDER RETURN," the Company has selected Standard and Poor's Textile/Apparel Index as its published industry index; however, the companies included in the Company's salary survey are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive talent may not be publicly traded.

    The Chief Executive Officer annually evaluates the performance of the other executive officers, and recommends salary adjustments to the Compensation Committee. The Compensation Committee evaluates the individual performance of the executive officer and the financial performance of the Company for that fiscal year. Additionally, the Compensation Committee places weight on the competitive employment situation in the Company's industry and geographic area in considering salary adjustments.

Incentive Compensation

    The Company maintains a Profit Sharing Plan to reward certain employees of the Company for their participation in the Company's success and to provide incentive for such employees to continue to maximize the Company's profitability. Pursuant to the Profit Sharing Plan, each employee receives an annual non-discretionary bonus equal to a certain percentage of his or her base salary if the Company meets certain levels of profitability targets for the fiscal year and the individual meets or exceeds certain targeted goals that had been established during the fiscal year.

    In fiscal 2001, the Company met the lowest level of the specified profitability targets as provided in the Profit Sharing Plan. Accordingly, certain employees who met or exceeded certain targeted goals established during the fiscal year received an annual bonus pursuant to the Profit Sharing Plan.

Stock Options

    The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company's shareholders. Because the stock options are granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

    The Compensation Committee recommends to the Board of Directors stock option grants to the executive officers based on the achievement of individualized objectives and the financial performance of the Company. The size of grants is based upon relative seniority and responsibilities and the historical and expected contributions to the Company. Such grants are immediately exercisable, subject to the Company's right of repurchase that lapses over a four-year period.

Mr. Parros' Employment Agreement

    On November 20, 2000, the Company entered into an Employment Agreement (the "Agreement") with Mr. Parros to perform the duties of Chief Operating Officer and President for a one-year term. Upon satisfactory completion of the initial term, the Agreement will terminate, and Mr. Parros will automatically be employed by the Company on an at-will basis. Under this Agreement, Mr. Parros' annual base salary was $360,000, with a guaranteed bonus equal to 50% of his base salary prorated for the partial year served, and an award of options to purchase 150,000 shares of Common Stock. Based on Mr. Parros' performance during Fiscal 2001, the Compensation Committee elected to award him an additional grant of options to purchase 50,000 shares of Common Stock in July 2001.

Chief Executive Officer Compensation

    Salary.  The Compensation Committee generally evaluates the performance and sets the salary of the Company's Chief Executive Officer on an annual basis. In assessing the annual salary of the Chief Executive Officer, the Compensation Committee evaluates his performance and the financial performance of the Company for that fiscal year. Additionally, the Compensation Committee reviews the competitive employment situation in the Company's industry and geographic area in considering salary adjustments. Pursuant to this evaluation process, the Compensation Committee increased Mr. Mashouf's annual salary from $360,000 to $500,000 in January 1997. The Compensation Committee believes that such increase in salary was advisable to reward the Chief Executive Officer for the Company's performance in calendar 1996. At the end of fiscal 2001, the Compensation Committee reviewed the salary of the Chief Executive Officer and determined that the recent increase to his salary was sufficient at that time.

    Incentive Compensation.  Because the Company did not meet the mid-level profitability targets specified in the Profit Sharing Plan, Mr. Mashouf did not receive incentive compensation at the end of fiscal 2001.

    Stock Options.  Because Mr. Mashouf beneficially owns a substantial amount of the Company's outstanding shares of Common Stock, the Compensation Committee did not grant Mr. Mashouf any options to purchase additional shares of Common Stock.

COMPENSATION COMMITTEE

Barbara Bass
Corrado Federico
Philip Schlein

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Deloitte & Touche LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

    The Audit Committee consists of three (3) directors each of whom, in the judgement of the Board, is an "independent director" as defined in the listing standards for The Nasdaq National Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A.

    The Committee has discussed and reviewed with the auditors all matters required to be discussed as required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte and Touche's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

    The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Audit Committee also considered whether the provision of services covered in "All Other Fees" below is compatible with maintaining the independence of Deloitte & Touche LLP.

    Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

AUDIT COMMITTEE

Barbara Bass
Federico Corrado
Phil Schlein

AUDIT AND RELATED FEES

Audit Fees

    The aggregate fees billed by Deloitte & Touche LLP for professional services for the audit of the Company's consolidated financial statements for the fiscal year ended June 30, 2001 and reviews of the condensed, consolidated financial statements included in the Company's Quarterly Reports on Forms 10-Q for the fiscal year ended June 30, 2001 were approximately $171,000.

Financial Information Systems Design and Implementation Fees

    There were no fees billed by Deloitte & Touche LLP to the Company for financial information systems design and implementation for the fiscal year ended June 30, 2001.

All Other Fees

    The aggregate fees billed to the Company for all other services, such as consultation related to tax planning and compliance, rendered by Deloitte & Touche LLP for the fiscal year ended June 30, 2001 were approximately $189,000. The Audit Committee believes that the provision of these services is compatible with maintaining Deloitte & Touche LLP's independence.

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Company at its offices at 380 Valley Drive, Brisbane, California 94005 not later than June 20, 2002 and satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/S/ MANNY MASHOUF Chairman of the Board of Directors and Chief Executive Officer

Brisbane, California
October 25, 2001

Appendix A
Audit Committee Charter

I.  STATEMENT OF POLICY

    This Charter specifies the scope of the Audit Committee's (the "Committee") responsibilities, and how it carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors (the "Board") in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon: the financial reports and other financial information provided by the Company to any governmental body or to the public; the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels.

    The Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

  •
  Review and appraise the audit efforts and independence of the Company's auditors.

  •
  Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

    The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

  a.
  Is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years.

  b.
  Is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years.

  c.
  Has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation).

  d.
  Has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

  e.
  Is not an executive of another corporation on whose Compensation Committee any of the Company's current executives serves.

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification

A–1

in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

    As part of its job to foster open communication, the Committee must meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements consistent with Section IV.6. below.

IV. PROCESSES

    To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1.
Obtain the Board members' approval of this Charter.

2.
Review the organization's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.
Review the regular Management Letter to management prepared by the independent auditors and management's response.

4.
Review related party transactions for potential conflicts of interests.

5.
Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-K and Form 10-Qs. The chairman of the Committee may represent the entire Committee for purposes of this review. These meetings should include a discussion of the independent auditors judgment quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6.
Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

Independent Auditors

7.
Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.

8.
Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

9.
Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

A–2

10.
Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

11.
Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

12.
In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

13.
Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

14.
Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement

15.
Review with both management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

16.
Review with both management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

17.
Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

18.
Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

19.
Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

A–3

bebe stores, inc.

Proxy for the Annual Meeting of Shareholders

To be held on November 20, 2001

Solicited by the Board of Directors

   The undersigned hereby appoints Manny Mashouf with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc., a California corporation (the Company), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's principal offices located at 380 Valley Drive, Brisbane, California, on November 20, 2001 at 9:30 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated October 25, 2001 (the Proxy Statement), receipt of which is hereby acknowledged, and (2) in his discretion upon such other matters as may properly come before the meeting.

   THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

/x/	Please mark your votes as in this example using dark ink only.

A vote FOR the following proposals is recommended by the Board of Directors:

1.	To elect the following five (5) persons as directors to hold office for a one-year term and until their respective successors are elected and qualified:	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)		/ /	/ /
Manny Mashouf Neda Mashouf Barbara Bass Corrado Federico Philip Schlein
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent public auditors for the fiscal year ending June 30, 2002.	/ /	/ /	/ /	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ /
					MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.
Date: Signature: Date: Signature:		WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

QuickLinks

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 20, 2001
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARISON OF SHAREHOLDER RETURN
Comparison of Cumulative Total Return of June 17, 1998 to June 30, 2001
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
AUDIT AND RELATED FEES
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
Appendix A Audit Committee Charter